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Exhibit 23.2

Consent of Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-14363; Form S-8 No. 333-19141; Form S-8 No. 333-24329; Form S-8 No. 333-35701; Form S-8 No. 333-81783; Form S-8 No. 333-92711; Form S-8 No. 333-48376; Form S-8 No. 333-09090; Form S-8 No. 333-09092; Form S-8 No. 333-11036; Form S-8 No. 333-68218, Form S-8 No. 333-101048, Form S-8 No. 333-100733, Form S-8 No. 333-100730, Form S-8 No. 333-100729 and Form S-3 No. 333-91449) of Dendrite International, Inc. of our report dated January 29, 2004, with respect to the consolidated financial statements and schedule of Dendrite International, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 16, 2005

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Consent of Registered Public Accounting Firm